                                                                     EXHIBIT 4.4
                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of __________, 1997, by and among Group Maintenance America Corp., a Texas corporation (the "Company"), and the holders of Registrable Securities (as defined herein) whose names appear on the signature pages of this Agreement under the caption "HOLDERS" (the "Holders").

                                   Recitals
                                   --------

     WHEREAS, in connection with the issuance of the common stock, par value $.001 per share (the "Common Stock"), of the Company to certain persons, the Company has agreed to enter into this Registration Rights Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows;

1.   Certain Definitions.  As used in this Agreement, the following terms shall
     -------------------
have the following respective meanings:

               "best lawful efforts" shall mean the efforts that a prudent business person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible.

               "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               "Common Stock" means the Common Stock, par value $.001, of the Company.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Initial Public Offering" shall mean an underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act, wherein the aggregate cash net proceeds to the Company and, if any, any selling shareholders included in such offering (after deducting all Registration Expenses and Selling Expenses) are at least $20,000,000; provided, however, that the term "Initial Public Offering" shall not include any offering pursuant to a registration statement (i) relating to any capital stock of the Company or options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Company or any of its affiliated corporations, (ii) relating to any employee benefit plan or interests therein, (iii) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision, or (iv) relating principally to any preferred stock or debt securities of the Company.

               "Registrable Securities" means any Common Stock of the Company issued or issuable by the Company to a Holder, and other securities issued or issuable in respect of the above upon any stock split, stock dividend, recapitalization, or similar event; excluding in all cases, however, any Common Stock or other security transferred pursuant to a registration statement or pursuant to Rule 144 under the Securities Act.

               The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               "Registration Expenses" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Selling Shareholders (as defined below).

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel for any Holder.

2.   Piggyback Registration Rights.
     -----------------------------

     2.1  Company Registration.
          --------------------

          (a)  Notice of Registration.  If at any time or from time to time the
               ----------------------
Company shall determine to register on a form that permits the sale of Registrable Securities an underwritten public

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offering of any of its securities for cash, either for its own account or the account of a security holder or holders, other than (i) on Form S-4 or S-8 or any successor or similar form, (ii) in connection with the Initial Public Offering, or before (but not in connection with) the Initial Public Offering,
(iii) relating to any capital stock of the Company under options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Company, or any of its subsidiaries or affiliates, (iv) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision, (v) relating to any employee benefit plan or interests therein, or (vi) relating principally to preferred stock or debt securities of the Company, the Company will:

               (A)  promptly give to each Holder written notice thereof, and

               (B) use its best lawful efforts to include in such registration (and any related qualification under blue sky laws or other compliance), all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder.

          (b)  Underwriting Agreement.  All Holders who have requested the
               ----------------------
inclusion of Registrable Securities in such registration shall (together with the Company and the other holders whose securities are included in such registration) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

          Notwithstanding anything herein to the contrary, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit some or all of the Registrable Securities sought to be registered on behalf of the Holders pursuant to Paragraph 2.1, above, as follows:

               (A) the securities held by holders of Company securities whose rights to include their securities in such registration are junior to the Holders shall be cut back first in proportion to their respective holdings to the extent required by such limitation;

               (B) if a limitation is still required (after eliminating in their entirety from such registration the securities held by the holders of Company securities whose rights to include their securities in such registration are junior to the Holders), the number of Registrable Securities and the number of other Company securities ("Other Registrable Securities") held by holders ("Other Registrable Securities Holders") of Company securities whose rights to include their Other Registrable Securities in such registration are not junior to the Holders that may be included in the registration by the Holders and the Other Registrable Securities Holders shall be cut back, to the extent required by such limitation, in proportion to the respective amounts, as nearly as practicable, of Registrable Securities and Other Registrable Securities requested to be included in such registration by such Holders and such Other Registrable Securities Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocable to any Holder or any Other Registrable Securities Holder to the nearest one hundred (100) shares.

          The rights of the Holders to include any of their Registrable Securities in a registration are junior to the rights of certain Other Registrable Securities Holders for purposes of Section 2.1 of that certain Registration Rights Agreement dated October 24, 1996 among the Company and the "Holders" as defined therein ("Founder Registration Rights Agreement") but are pari-passu with the rights of such Other Registrable Securities Holders for
----------
purposes of Section 2.2(b) of the Founder Registration Rights Agreement.

          If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw such Holder's Registrable Securities from the registration statement covering such offering, by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date of such registration statement. Any Registrable Securities so withdrawn from such underwriting shall be withdrawn from such registration, and shall be withdrawn from the market for a period of one hundred twenty (120) days after the effective date of the registration statement relating thereto, or such other period of time as the underwriters may require.

          (c)  Right to Terminate Registration. The Company shall have the right
               -------------------------------
to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     2.2  Expenses of Registration.  All Registration Expenses shall be borne by
          ------------------------
the Company. Unless otherwise agreed by the Company, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered.

     2.3  Registration Procedures.  In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

          (a) Subject to Section 2.1(c), prepare and file with the Commission a registration statement with respect to such securities and use its best lawful efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the Registration Statement has been completed;

          (b) Furnish to each underwriter such number of copies of a prospectus, a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and Holder notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities; and

          (c) Use its best lawful efforts to cause all Registrable Securities included in such registration to be listed or authorized for inclusion on each securities exchange or similar trading system on which similar securities issued by the Company are then listed or authorized for trading.

     2.4  Indemnification.
          ---------------

          (a) To the extent permitted by law, the Company will indemnify each shareholder participating in a registration pursuant to this Agreement ("Selling Shareholder"), each of its officers and directors and partners, and each person controlling such Selling Shareholder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter of the Company's securities covered by such a registration and each person who controls such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Selling Shareholder, each of its officers and directors and partners, and each person controlling such Selling Shareholder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder, controlling person or underwriter specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424 of the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to Rule 424 was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

          (b) To the extent permitted by law, each Selling Shareholder will indemnify the Company, each of its directors and officers, and each underwriter, of the Company's securities covered by such a registration, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Selling Shareholder, each of its officers and directors and partners and each person controlling such Selling Shareholder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) by such Selling Shareholder of a material fact contained in any such registration statement, prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission by such Selling Shareholder (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Selling Shareholder of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to such Selling Shareholder and relating to action or inaction required of such Selling Shareholder in connection with any such registration, qualification or compliance, and such Selling Shareholder will reimburse the Company, such other Selling Shareholders, such directors, officers, underwriters or control persons for any legal or other expenses reasonably incurred in connection with defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Selling Shareholder from whom such payment is sought (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of each Selling Shareholder under this subsection (b) shall be limited to an amount equal to the net proceeds from the sale of the shares sold by such Selling Shareholder, unless such liability arises out of or is based on intentional misstatements by such Selling Shareholder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to Rule 424 of the Commission, the indemnity agreement herein shall not inure to the benefit of the Company or any underwriter if a copy of the final prospectus filed pursuant to Rule 424 was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

          (c) Each party entitled to indemnification under this Section 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate or different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

          (d) If the indemnification provided for in this Section 2.4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all Selling Shareholders on the other from the offering of the Company securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Shareholders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Shareholders on the other. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.4(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 2.4(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with defending any such action or claim, subject to the provisions of Section 2.4(c) hereof. Notwithstanding the provisions of this Section 2.4(d) or any other provision of this Article 2, no Selling Shareholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received in the offering by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Notwithstanding the foregoing provisions of this Section 2.4, if pursuant to an underwritten public offering of capital stock of the Company, the Company, the Selling Shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 2.4, to the extent they are in conflict therewith, shall be deemed inoperative for the purpose of such offering, except as to any parties to this Agreement who are not parties to such subsequent underwriting or purchase agreement.

     2.5  Certain Information.
          -------------------

          (a) As a condition to exercising the registration rights provided for herein, each Holder, with respect to any Registrable Securities included in any registration, shall furnish the Company such information regarding such Holder and the Registrable Securities as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 2.

          (b) The failure of any Holder to furnish the information requested pursuant to Section 2.5(a) shall not affect the obligation of the Company under
Section 2 to the remaining Holder(s) who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

          (c) Each Holder, with respect to any Registrable Securities included in any registration, shall cooperate in good faith with the Company and its underwriters in connection with such registration, including placing such shares in escrow or custody to facilitate the sale and distribution thereof.

          (d) Each Holder, with respect to any Registrable Securities included in any registration, shall make no further sales or other dispositions, or offers therefor, of such shares under such registration statement if, during the effectiveness of such registration statement, such Holder is informed that an intervening event has occurred which, in the opinion of counsel to the Company, makes the prospectus included in such registration statement no longer comply with the Securities Act until such time as such holder has received from the Company copies of a new, amended or supplemented prospectus complying with the Securities Act.

     2.6  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after the Initial Public Offering of the Common Stock of the Company, the Company agrees to use its best lawful efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in order to comply with any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     2.7    Transfer of Registration Rights.  The rights granted to a Holder
            -------------------------------
hereunder may not be assigned or transferred by such Holder.

     2.7.1  Standstill Agreement.  Each Holder agrees upon request of the
            --------------------
underwriter(s) managing any underwritten public offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any equity securities of the Company (other than those included in the registration) without the prior written consent of such underwriter(s), for such period of time following the effective date of the registration statement relating to each such underwritten public offering as may be requested by the underwriter(s); provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

3.   Miscellaneous.
     -------------

     3.1    Term.  The term of this Agreement shall begin on the date of this
            ----
Agreement and expire five years thereafter.

     3.2    GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY
            -------------
THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     3.3    Successors and Assigns.  Except as otherwise provided herein, the
            ----------------------
provisions hereof shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     3.4    Entire Agreement: Amendment. This Agreement shall constitute the
            ---------------------------
full and entire understanding and agreement between the parties with regard to the subject hereof. Except as expressly provided herein, this Agreement or any provision hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Holders holding at least 80% of the then outstanding Registrable Securities.

     3.5    Notices. Etc.  All notices and other communications required or
            ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, including Federal Express or similar courier service, addressed (a) if to a Holder, at such Holder's address set forth on the signature pages hereof or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at 1800 West Loop South, Suite 1375, Houston, Texas 77027, ATTN: Corporate Secretary, or at such other address as the Company shall have furnished to the other parties hereto.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective upon receipt.

     3.6    Delays or Omissions. Except as expressly provided herein, no delay
            -------------------
or omission to exercise any right, power, or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     3.7    Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     3.8    Validity.  In the event that any provisions hereof are held to be
            --------
invalid, illegal or against public policy, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or against public policy.

     3.9    Construction. Each party to this Agreement has had the opportunity
            ------------
to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

     3.10    Titles and Subtitles. The titles and subtitles used in this
             --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this Agreement effective as of the date first set forth above.

                                   "COMPANY"

                                   GROUP MAINTENANCE AMERICA CORP.


                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________

                                   "HOLDERS"


______________________________
     ___________________

______________________________
     Spouse

______________________________
     ___________________

______________________________
     Spouse

______________________________
     ___________________

______________________________
     Spouse